Exhibit 99

UNITED TECHNOLOGIES REPORTS 2017 RESULTS ABOVE COMPANY EXPECTATIONS,
ANNOUNCES 2018 OUTLOOK

UTC delivers strongest organic sales growth in three years;
2017 sales, adjusted EPS and free cash flow above company expectations;
Expects accelerating sales, earnings and free cash flow growth in 2018

Fourth Quarter 2017

•	Sales of $15.7 billion, up 7 percent versus prior year including 5 percent organic growth

•	GAAP EPS of $0.50 including a $0.90 charge for tax law changes

•	Adjusted EPS of $1.60, up 3 percent versus prior year

Full Year 2017

•	Sales of $59.8 billion, up 5 percent versus prior year including 4 percent organic growth

•	GAAP EPS of $5.70 including a $0.90 charge for tax law changes

•	Adjusted EPS of $6.65, up 1 percent versus prior year

Outlook for 2018

•	Sales of $62.5 to $64.0 billion and organic sales growth of 4 to 6 percent*

•	Adjusted EPS of $6.85 to $7.10*

FARMINGTON, Conn., Jan. 24, 2018 - United Technologies Corp. (NYSE:UTX) reported fourth quarter and full year 2017 results above expectations and expects continued growth in 2018. In a conference call with investors and analysts today, Chairman and Chief Executive Officer Gregory Hayes will discuss the 2017 results and the company’s expectations for 2018.
“UTC had a strong finish to 2017,” said Hayes. “Sales, adjusted EPS and free cash flow were all above the top end of our expectations. Our focus on innovation, execution and cost reduction led to our best year of organic sales growth since 2014, with all businesses contributing. We gained share in our commercial businesses and continued to execute on our growing aerospace backlog. UTC also announced the transformative Rockwell Collins acquisition which will create a premier aerospace supplier. As a result of this proposed transaction, together with the investments in our businesses and in our digital strategies, we are positioned well for years to come.”
Hayes continued, “In 2018, we expect accelerating organic sales and adjusted earnings per share growth along with strong cash generation.”
Fourth Quarter 2017
Fourth quarter sales of $15.7 billion were up 7 percent over the prior year including 5 points of organic sales growth and 2 points of foreign exchange.

GAAP EPS was $0.50 (down from $1.26 in the fourth quarter of 2016) and included 90 cents for a charge related to tax law changes and 20 cents of net restructuring and other significant items. Associated with the tax law change is an estimated, cumulative net cash payment of $1.5 billion to be paid through 2026. Adjusted EPS of $1.60 was up 3 percent versus the prior year.
Each of United Technologies’ businesses grew sales in the fourth quarter. Commercial aftermarket sales were up 25 percent at Pratt & Whitney, and up 10 percent at UTC Aerospace Systems. Otis new equipment orders increased 1 percent versus the prior year at constant currency, with solid growth in the U.S. and Europe and continued pricing pressure in China. Equipment orders at UTC Climate, Controls & Security increased 9 percent organically.
Full Year 2017
Full year sales of $59.8 billion were up 5 percent versus the prior year with 4 points of organic sales growth and 1 point of net acquisitions impact.
Full year 2017 GAAP EPS of $5.70 was down 7 percent versus prior year. 2017 results included 90 cents for the fourth quarter tax charge and 5 cents of net restructuring and other significant items, as compared with 48 cents in 2016. Adjusted EPS of $6.65 increased 1 percent year over year. Net income for the year was $4.6 billion, down 10 percent versus the prior year. Cash flow from operations for the year was $5.6 billion and capital expenditures were $2.0 billion.
In 2017, United Technologies invested in digital initiatives to drive operational efficiency and generate long-term value for its customers. Investments included the United Technologies Digital Accelerator, new digital solutions within UTC Climate, Controls & Security, and new tools for more than 15,000 Otis technicians worldwide. Pratt & Whitney’s Geared Turbofan™ Engine was selected to power Delta Air Lines’ order of 100 A321neo aircraft. Additionally, the proposed acquisition of Rockwell Collins, announced in 2017, will lead to a new era of innovative aerospace products and solutions for UTC’s customers.
Outlook for 2018
UTC provides the following 2018 outlook (excluding the impact of the proposed Rockwell Collins acquisition):

•	Adjusted EPS of $6.85 to $7.10*;

•	Total sales of $62.5 to $64.0 billion, including organic sales growth of 4 to 6 percent*;

•	Free cash flow in the range of $4.5 to $5.0 billion.*
“Our outlook demonstrates how our strategic investments are paying off,” said Hayes. “We are innovating for growth and expect all of our businesses to grow sales and earnings in 2018.”

As a global technology company delivering essential products and services for a better life, United Technologies’ businesses are well aligned with the world’s megatrends, such as urbanization, digitization, and an expanding middle class. These advantages, combined with an improving global macro-economic environment, solidify the company’s confidence in generating sustained value creation.
*Note: When we provide expectations for adjusted EPS, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs. Additional information, including a webcast, is available at www.utc.com or https://edge.media-server.com/m6/p/sec6ou3c, or to listen to the earnings call by phone, dial (877) 280-7280 between 7:10 a.m. and 7:30 a.m. ET. To learn more about UTC, visit the website or follow the company on Twitter: @UTC
Use and Definitions of Non-GAAP Financial Measures
United Technologies Corporation reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").
We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Adjusted net sales, organic sales, adjusted operating profit, adjusted net income and adjusted earnings per share (“EPS”) are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, when applicable, adjustments of net sales, operating profit and margins similarly reflect continuing operations, excluding restructuring and other significant items. Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders.
A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this press release. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.
When we provide our expectation for adjusted EPS, adjusted operating profit, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of United Technologies or the combined company following United Technologies’ proposed acquisition of Rockwell Collins, the anticipated benefits of the proposed acquisition, including estimated synergies, the expected timing of completion of the transaction and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which United Technologies and Rockwell Collins operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of our customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses, including Rockwell Collins, into United Technologies’ existing businesses and realization of synergies and opportunities for growth and innovation; (4) future levels of indebtedness, including indebtedness expected to be incurred by United Technologies in connection with the posed Rockwell Collins merger, and capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases of United Technologies’ common stock, which may be suspended at any time due to market conditions and the level of other investing activities and uses of cash, including in connection with the proposed acquisition of Rockwell; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof; (9) new business or investment opportunities; (10) our ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which United Technologies and Rockwell Collins operate, including the effect of changes in U.S. trade policies or the U.K.’s pending withdrawal from the EU, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax (including the recently enacted Tax Cuts and Jobs Act in the U.S.), environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which United Technologies and Rockwell Collins operate; (17) the ability of United Technologies and Rockwell Collins to receive the required regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; (18) the occurrence of events that may give rise to a right of one or both of United Technologies or Rockwell Collins to terminate the merger agreement, including on circumstances that might require Rockwell Collins to pay a termination fee of $695 million to United Technologies or $50 million of expense reimbursement; (19) negative effects of the announcement or the consummation of the transaction on the market price of United Technologies’ and/or Rockwell Collins’ common stock and/or on their respective financial performance; (20) risks related to Rockwell Collins and United Technologies being restricted in its operation of the business while the merger agreement is in effect; (21) risks relating to the value of the United Technologies’ shares to be issued in the transaction, significant transaction costs and/or unknown liabilities; (22) risks associated with third party contracts containing consent and/or other provisions that may be triggered by United Technologies’ proposed acquisition of Rockwell Collins; (23) risks associated with merger-related litigation or appraisal proceedings; and (24) the ability of United Technologies and Rockwell Collins, or the combined company, to retain and hire key personnel. There can be no assurance that United Technologies’ proposed acquisition of Rockwell Collins or any other transaction described above will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of United Technologies and Rockwell Collins on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and United Technologies and Rockwell Collins assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

UTC-IR
# # #

United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(Millions, except per share amounts)	2017	2016	2017	2016
Net Sales	$15,680	$14,659	$59,837	$57,244
Costs and Expenses:
Cost of products and services sold	11,733	10,723	43,953	41,460
Research and development	619	626	2,387	2,337
Selling, general and administrative	1,639	1,856	6,183	6,060
Total Costs and Expenses	13,991	13,205	52,523	49,857
Other income, net	263	185	1,358	785
Operating profit	1,952	1,639	8,672	8,172
Interest expense, net	247	366	909	1,039
Income from continuing operations before income taxes	1,705	1,273	7,763	7,133
Income tax expense	1,219	149	2,843	1,697
Income from continuing operations	486	1,124	4,920	5,436
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	89	100	368	371
Income from continuing operations attributable to common shareowners	397	1,024	4,552	5,065
Discontinued operations:
(Loss) income from operations	—	(1)	—	1
Gain on disposal	—	2	—	13
Income tax expense	—	(12)	—	(24)
Loss from discontinued operations attributable to common shareowners	—	(11)	—	(10)
Net income attributable to common shareowners	$397	$1,013	$4,552	$5,055
Earnings Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$0.50	$1.28	$5.76	$6.19
From discontinued operations attributable to common shareowners	—	(0.01)	—	(0.01)
Total attributable to common shareowners	$0.50	$1.26	$5.76	$6.18
Earnings Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$0.50	$1.26	$5.70	$6.13
From discontinued operations attributable to common shareowners	—	(0.01)	—	(0.01)
Total attributable to common shareowners	$0.50	$1.25	$5.70	$6.12
Weighted Average Number of Shares Outstanding:
Basic shares	789	802	790	818
Diluted shares	798	810	799	826
As described on the following pages, consolidated results for the quarters and years ended December 31, 2017 and 2016 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(Millions)	2017	2016	2017	2016
Net Sales
Otis	$3,250	$3,063	$12,341	$11,893
UTC Climate, Controls & Security	4,520	4,249	17,812	16,851
Pratt & Whitney	4,461	3,992	16,160	14,894
UTC Aerospace Systems	3,803	3,598	14,691	14,465
Segment Sales	16,034	14,902	61,004	58,103
Eliminations and other	(354)	(243)	(1,167)	(859)
Consolidated Net Sales	$15,680	$14,659	$59,837	$57,244

Operating Profit
Otis	$470	$516	$2,021	$2,147
UTC Climate, Controls & Security	636	677	3,300	2,956
Pratt & Whitney	436	409	1,460	1,545
UTC Aerospace Systems	599	578	2,370	2,298
Segment Operating Profit	2,141	2,180	9,151	8,946
Eliminations and other	(63)	(415)	(38)	(368)
General corporate expenses	(126)	(126)	(441)	(406)
Consolidated Operating Profit	$1,952	$1,639	$8,672	$8,172

Segment Operating Profit Margin
Otis	14.5%	16.8%	16.4%	18.1%
UTC Climate, Controls & Security	14.1%	15.9%	18.5%	17.5%
Pratt & Whitney	9.8%	10.2%	9.0%	10.4%
UTC Aerospace Systems	15.8%	16.1%	16.1%	15.9%
Segment Operating Profit Margin	13.4%	14.6%	15.0%	15.4%

As described on the following pages, consolidated results for the quarters and years ended December 31, 2017 and 2016 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2017	2016	2017	2016
Net Sales	$15,680	$14,659	$59,837	$57,244
Significant non-recurring and non-operational items included in Net Sales:
Pratt & Whitney - charge resulting from customer contract matters	—	—	(385)	(184)
Adjusted Net Sales	$15,680	$14,659	$60,222	$57,428

Income from continuing operations attributable to common shareowners	$397	$1,024	$4,552	$5,065
Restructuring Costs included in Operating Profit:
Otis	(27)	(18)	(50)	(59)
UTC Climate, Controls & Security	(27)	6	(111)	(65)
Pratt & Whitney	(1)	(61)	(5)	(111)
UTC Aerospace Systems	(16)	(17)	(80)	(49)
Eliminations and other	(5)	1	(7)	(6)
	(76)	(89)	(253)	(290)
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security	(96)	(9)	283	(32)
Pratt & Whitney	—	—	(196)	(95)
Eliminations and other	(38)	(423)	56	(423)
	(134)	(432)	143	(550)
Total impact on Consolidated Operating Profit	(210)	(521)	(110)	(840)
Significant non-recurring and non-operational items included in Interest Expense, Net	(6)	(142)	3	(140)
Tax effect of restructuring and significant non-recurring and non-operational items above	61	242	11	354
Significant non-recurring and non-operational items included in Income Tax Expense	(722)	175	(667)	231
Less: Impact on Net Income from Continuing Operations Attributable to Common Shareowners	(877)	(246)	(763)	(395)
Adjusted income from continuing operations attributable to common shareowners	$1,274	$1,270	$5,315	$5,460

Diluted Earnings Per Share from Continuing Operations	$0.50	$1.26	$5.70	$6.13
Impact on Diluted Earnings Per Share from Continuing Operations	(1.10)	(0.30)	(0.95)	(0.48)
Adjusted Diluted Earnings Per Share from Continuing Operations	$1.60	$1.56	$6.65	$6.61

Effective Tax Rate - Continuing Operations	71.5%	11.7%	36.6%	23.8%
Impact on Effective Tax Rate - Continuing Operations	(42.5)%	17.5%	(8.8)%	4.3%
Adjusted Effective Tax Rate - Continuing Operations	29.0%	29.2%	27.8%	28.1%

Details of the significant non-recurring and non-operational items included within operating profit, interest and income tax of continuing operations for the quarter and years ended December 31, 2017 and 2016 above are as follows:

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2017	2016	2017	2016
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security
Charge related to product recall program	$(96)	$—	$(96)	$—
Gain on sale of investments in Watsco, Inc.	—	—	379	—
Acquisition and integration costs	—	(9)	—	(32)
Pratt & Whitney
Charge resulting from customer contract matters	—	—	(196)	(95)
Eliminations & other
Transaction and integration costs related to merger agreement with Rockwell Collins, Inc.	(38)	—	(65)	—
Gain on sale of available-for-sale securities	—	—	121	—
Pension settlement charge resulting from defined benefit plan de-risking actions	—	(423)	—	(423)
	$(134)	$(432)	$143	$(550)

Significant non-recurring and non-operational items included in Interest Expense, Net
Unfavorable pre-tax interest adjustments related to tax law changes in Canada	$(6)	$—	$(6)	$—
Favorable pre-tax interest adjustments related to expiration of tax statute of limitations	—	—	9	—
Net extinguishment loss from early redemption of debt	—	(164)	—	(164)
Favorable pre-tax interest adjustments, primarily related to 2011 - 2012 tax years	—	22	—	22
Favorable pre-tax interest adjustments, primarily related to Goodrich Corporation's 2011 - 2012 tax years	—	—	—	2
	$(6)	$(142)	$3	$(140)
Significant non-recurring and non-operational items included in Income Tax Expense
Unfavorable income tax adjustments related to the estimated impact of the U.S. tax reform legislation enacted on December 22, 2017	$(690)	$—	$(690)	$—
Net unfavorable tax adjustments related to tax law changes in France and Canada	(32)	—	(32)	—
Favorable income tax adjustments related to expiration of tax statute of limitations	—	—	55	—
Favorable income tax adjustments, primarily related to 2011 - 2012 tax years	—	150	—	150
Favorable income tax adjustments related to reductions in French tax laws	—	25	—	25
Favorable income tax adjustments, primarily related to Goodrich Corporation's 2011 - 2012 tax years	—	—	—	56
	$(722)	$175	$(667)	$231

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and
Significant Non-recurring and Non-operational Items (as reflected on the previous two pages)

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(Millions)	2017	2016	2017	2016
Adjusted Net Sales
Otis	$3,250	$3,063	$12,341	$11,893
UTC Climate, Controls & Security	4,520	4,249	17,812	16,851
Pratt & Whitney	4,461	3,992	16,545	15,078
UTC Aerospace Systems	3,803	3,598	14,691	14,465
Segment Sales	16,034	14,902	61,389	58,287
Eliminations and other	(354)	(243)	(1,167)	(859)
Adjusted Consolidated Net Sales	$15,680	$14,659	$60,222	$57,428

Adjusted Operating Profit
Otis	$497	$534	$2,071	$2,206
UTC Climate, Controls & Security	759	680	3,128	3,053
Pratt & Whitney	437	470	1,661	1,751
UTC Aerospace Systems	615	595	2,450	2,347
Segment Operating Profit	2,308	2,279	9,310	9,357
Eliminations and other	(22)	7	(91)	60
General corporate expenses	(124)	(126)	(437)	(405)
Adjusted Consolidated Operating Profit	$2,162	$2,160	$8,782	$9,012

Adjusted Segment Operating Profit Margin
Otis	15.3%	17.4%	16.8%	18.5%
UTC Climate, Controls & Security	16.8%	16.0%	17.6%	18.1%
Pratt & Whitney	9.8%	11.8%	10.0%	11.6%
UTC Aerospace Systems	16.2%	16.5%	16.7%	16.2%
Adjusted Segment Operating Profit Margin	14.4%	15.3%	15.2%	16.1%

United Technologies Corporation
Components of Changes in Net Sales

Quarter Ended December 31, 2017 Compared with Quarter Ended December 31, 2016

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	3%	3%	—	—	6%
UTC Climate, Controls & Security	3%	3%	—	—	6%
Pratt & Whitney	11%	1%	—	—	12%
UTC Aerospace Systems	5%	1%	—	—	6%

Consolidated	5%	2%	—	—	7%

Year Ended December 31, 2017 Compared with Year Ended December 31, 2016

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	2%	—	1%	1%	4%
UTC Climate, Controls & Security	4%	1%	1%	—	6%
Pratt & Whitney	9%	1%	—	(1)%	9%
UTC Aerospace Systems	2%	—	—	—	2%

Consolidated	4%	—	1%	—	5%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	December 31,	December 31,
	2017	2016
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$8,985	$7,157
Accounts receivable, net	12,595	11,481
Inventories and contracts in progress, net	9,881	8,704
Other assets, current	1,397	1,208
Total Current Assets	32,858	28,550
Fixed assets, net	10,186	9,158
Goodwill	27,910	27,059
Intangible assets, net	15,883	15,684
Other assets	10,083	9,255
Total Assets	$96,920	$89,706

Liabilities and Equity
Short-term debt	$2,496	$2,204
Accounts payable	9,579	7,483
Accrued liabilities	12,316	12,219
Total Current Liabilities	24,391	21,906
Long-term debt	24,989	21,697
Other long-term liabilities	15,988	16,638
Total Liabilities	65,368	60,241
Redeemable noncontrolling interest	131	296
Shareowners' Equity:
Common Stock	17,489	17,190
Treasury Stock	(35,596)	(34,150)
Retained earnings	55,242	52,873
Accumulated other comprehensive loss	(7,525)	(8,334)
Total Shareowners' Equity	29,610	27,579
Noncontrolling interest	1,811	1,590
Total Equity	31,421	29,169
Total Liabilities and Equity	$96,920	$89,706

Debt Ratios:
Debt to total capitalization	47%	45%
Net debt to net capitalization	37%	36%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(Millions)	2017	2016	2017	2016
Operating Activities of Continuing Operations:
Net income from continuing operations	$486	$1,124	$4,920	$5,436
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	558	506	2,140	1,962
Deferred income tax (benefit) provision	(662)	125	62	398
Stock compensation cost	47	40	192	152
Change in working capital	306	(462)	(52)	(1,161)
Global pension contributions	(104)	(178)	(2,112)	(303)
Canadian government settlement	(39)	—	(285)	(237)
Other operating activities, net	1,929	690	766	165
Net cash flows provided by operating activities of continuing operations	2,521	1,845	5,631	6,412
Investing Activities of Continuing Operations:
Capital expenditures	(800)	(656)	(2,014)	(1,699)
Acquisitions and dispositions of businesses, net	(2)	(112)	(161)	(499)
Proceeds from sale of investments in Watsco, Inc.	—	—	596	—
Increase in collaboration intangible assets	(90)	(79)	(380)	(380)
(Payments) proceeds from settlements of derivative contracts	(134)	278	(317)	249
Other investing activities, net	(335)	(42)	(743)	(180)
Net cash flows used in investing activities of continuing operations	(1,361)	(611)	(3,019)	(2,509)
Financing Activities of Continuing Operations:
Issuance of long-term debt, net	893	1,736	3,350	4,017
Decrease in short-term borrowings, net	(671)	(268)	(271)	(331)
Dividends paid on Common Stock	(533)	(508)	(2,074)	(2,069)
Repurchase of Common Stock	(23)	(1,726)	(1,453)	(2,254)
Other financing activities, net	(366)	(219)	(545)	(551)
Net cash flows used in financing activities of continuing operations	(700)	(985)	(993)	(1,188)
Discontinued Operations:
Net cash used in operating activities	—	(46)	—	(2,532)
Net cash provided by investing activities	—	—	—	6
Net cash flows used in discontinued operations	—	(46)	—	(2,526)
Effect of foreign exchange rate changes on cash and cash equivalents	2	(148)	210	(120)
Net increase in cash, cash equivalents and restricted cash	462	55	1,829	69
Cash, cash equivalents and restricted cash, beginning of period	8,556	7,134	7,189	7,120
Cash, cash equivalents and restricted cash, end of period	9,018	7,189	9,018	7,189
Less: Restricted cash, included in Other assets	33	32	33	32
Cash and cash equivalents, end of period	$8,985	$7,157	$8,985	$7,157

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended December 31,
	(Unaudited)
(Millions)	2017		2016

Net income attributable to common shareowners from continuing operations	$397		$1,024
Net cash flows provided by operating activities of continuing operations	$2,521		$1,845
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		635%		180%
Capital expenditures	(800)		(656)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(202)%		(64)%
Free cash flow from continuing operations	$1,721		$1,189
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		434%		116%

	Year Ended December 31,
	(Unaudited)
(Millions)	2017		2016

Net income attributable to common shareowners from continuing operations	$4,552		$5,065
Net cash flows provided by operating activities of continuing operations	$5,631		$6,412
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		124%		127%
Capital expenditures	(2,014)		(1,699)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(44)%		(34)%
Free cash flow from continuing operations	$3,617		$4,713
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		79%		93%
Notes to Condensed Consolidated Financial Statements
Certain reclassifications have been made to the prior year amounts to conform to the current year presentation.
Debt to total capitalization equals total debt divided by total debt plus equity.  Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.